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                                                                    EXHIBIT 10.2


                           UNANIMOUS WRITTEN CONSENT
                          OF THE BOARD OF DIRECTORS OF
                                    TEKELEC
                       TO ACTION TAKEN WITHOUT A MEETING

     Pursuant to the authority granted to the directors of Tekelec, a California corporation (the "Company"), to take action by unanimous written consent without a meeting by the California Corporations Code and the Company's Bylaws, the undersigned, each being a duly elected director and together constituting all of the directors of the Company, upon due consideration and consultation, do hereby each and all consent to the adoption of the following preamble and resolutions:

Amendment to Officer Severance Plan

     WHEREAS, the Compensation Committee of the Company's Board of Directors has recommended to the Board of Directors that the Company's Officer Severance Plan be amended to provide for the accelerated vesting of an eligible officer's options and rights to purchase securities of the Company under certain circumstances in connection with a "Change in Control" of the Company (as such term as defined in the Company's Officer Severance Plan);

     NOW, THEREFORE, BE IT RESOLVED, that the Officer Severance Plan ("Severance Plan") be, and hereby is, amended, effective immediately, to add
Section 6(d) to the Severance Plan to read in its entirely as follows:

"(d) (i) If in connection with, or within two yeas following, a Change in Control of the Company, (A) an Eligible Officer's employment with the Company (or the Acquiror) is terminated by the Company (or the Acquiror) without Cause or (B) an Eligible Officer terminates his/her employment with the Company (or the Acquiror) for "Good Reason," then all of such Eligible Officer's then unvested options and other rights to purchase or acquire securities or other property of the Company or the Acquiror (including but not limited to any options or rights assumed by the Acquiror in connection with the Change in Control), other than any such options or rights that were granted after the effective date of the Change in Control, shall automatically vest and become immediately exercisable in full and all of such Eligible Officer's options and rights to purchase securities or other property of the Company and/or the Acquiror (other than any such options and rights that are granted after the effective date of the Change in Control, which options and rights shall be governed by the terms thereof) shall be exercisable for a period of one year following the effective date of such Eligible Officer's termination of employment with the Company or the

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     Acquiror, as the case may be (notwithstanding any terms or provisions to the contrary in any applicable stock option plan, stock option agreement or other plan or agreement); provided, however, that any such option or other right shall not be exercisable after the expiration of the term of such option or other right set forth in the option agreement or other agreement evidencing such right.

          (ii) If in connection with a Change in Control of the Company described in Section 2(e)(iii) of this Plan, an Eligible Officer is not offered, at least ten days prior to the effective date of such Change in Control, employment with the Acquiror after the effective date of the Change in Control on terms and conditions generally no less favorable to the Eligible Officer than the terms and conditions of his/her employment in effect with the Company immediately prior to the effective date of the Change in Control, then all of such Eligible Officer's unvested options and other rights to purchase or acquire the Company's securities that are outstanding immediately prior to the effective date of the Change in Control shall automatically vest and become immediately exercisable in full and all of such Eligible Officer's options and rights to purchase or acquire the Company's securities that are outstanding immediately prior to the effective date of the Change in Control shall be exercisable for a period of one year following the effective date of such Change in Control (notwithstanding any terms or provisions to the contrary in any applicable stock option plan, stock option agreement or other plan or agreement); provided, however, that any such option or other right shall not be exercisable after the expiration of the term of such option or other right set forth in the option agreement or other agreement evidencing such right.''



General Resolution
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     RESOLVED, that any and all actions taken by persons who are or have been officers or directors of the Company, which would have been in conformity with the above resolution if such resolution had been in effect at the time of such action, be, and hereby are, ratified, approved and confirmed in all respects; and

     RESOLVED FURTHER, that the officers of the Company, or any of them, be, and they hereby are, authorized to perform any acts, including the payment of any and all expenses, and to execute and deliver any and all documents, that any or all of them deem necessary or appropriate in their opinion to carry out any or all of the foregoing resolutions.


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     This Consent may be signed in counterparts, all of which together shall constitute one and the same instrument. This Consent is executed effective as of March 8, 1999.



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Jean-Claude Asscher, Chairman                Robert V. Adams


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Daniel L. Brenner                            Michael L. Margolis


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Howard Oringer                               Jon F. Rager